As filed with the Securities and Exchange Commission on May 16,
2000  Registration No. 33-92468
--------------------------------------------------------------

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549

                  POST-EFFECTIVE AMENDMENT NO. 1
                               TO
                             FORM S-8

                      REGISTRATION STATEMENT
                                UNDER
                     THE SECURITIES ACT OF 1933
                    ____________________________

                      TRIGEN ENERGY CORPORATION
 (Exact name of registrant as specified in its charter)

Delaware                              13-3378939
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

One Water Street                       10601
White Plains, New York 10601           (Zip Code)
(Address of Principal Executive Offices)


                      1994 Director Stock Plan
                       (Full title of the Plan)
                       -------------------------

                          EUGENE E. MURPHY
                  Vice President, General Counsel
                            and Secretary
                           One Water Street
                   White Plains, New York 10601
             (Name and address of agent for service)

                           (914) 286-6600
             (Telephone number, including area code, of
                            agent for service)
                --------------------------------------

                           with copies to:

                        E. WILLIAM BATES, II
                           King & Spalding
                         120 West 45th Street
                      New York, New York 10036
                            (212) 556-2100

                          EXPLANATORY STATEMENT

	On May 16, 1995, Trigen Energy Corporation (the "Company") filed a Registration Statement on Form S-8 (Registration No. 33-92468) (the "Registration Statement"), which registered an aggregate of 102,570 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issuable under the Company's 1994 Director Stock Plan, including 1,285 shares of Common Stock to be sold by each of Charles E. Bayless and Jonathan O'Herron. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to remove from registration all shares of Common Stock registered under the Registration Statement and remaining unsold as of the date hereof.

                            SIGNATURES

	Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of White
Plains, State of New York on this 15th day of May, 2000.

                              TRIGEN ENERGY CORPORATION

                                     /s/ Richard E. Kessel
                               By:  __________________________
                                    Richard E. Kessel
                                    Chief Executive Officer


	Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



/s/ Richard E. Kessel
_________________________  Chief Executive Officer
	Richard E. Kessel         (Principal Executive Officer) May 15, 2000



/s/ Christine Morin-Postel
_________________________  Director and Chairwoman of the Board  May 15, 2000
	Christine Morin-Postel


/s/ Michel Bleitrach
_________________________  Director                              May 15, 2000
	Michel Bleitrach


/s/ Michel Carrese
_________________________  Director                              May 15, 2000
	Michel Carrese


/s/ Patrick Buffet
_________________________  Director                             May 15, 2000
	Patrick Buffet


/s/ Olivier Degos
_________________________  Director                             May 15, 2000
	Olivier Degos